                                                         Consent of Independent Registered Public Accounting Firm

Patriot Transportation Holding, Inc.

Jacksonville, Florida

We consent to the incorporation by reference in this Registration Statement (Form S-8) and in those amended Forms S-8 (Nos. 333-238294 and 333-252886) pertaining to the Patriot Transportation Holding, Inc. 2014 Equity Incentive Plan, of our report dated December 14, 2021, with respect to the consolidated financial statements and schedules of Patriot Transportation Holding, Inc. included in its Annual Report on Form 10-K for the year ended September 30, 2021.

Jacksonville, Florida

February 11, 2022